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                Exhibit 23.2 - Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 22, 1996 (except Note 11, as to which the date is January 22, 1997) in the Registration Statement (Form S-4) and related Prospectus of LDM Technologies, Inc. for the registration of $110,000,000 of its 10 3/4% Senior Subordinated Notes due 2007, Series B.



                                                              ERNST & YOUNG LLP



Detroit, Michigan
February 11, 1997